EXHIBIT 99.7

IA GLOBAL CEO DISCUSSES COMPANY GROWTH STRATEGIES IN CEOCAST INTERVIEW

BURLINGAME, CA  June 4,  2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) today announced that Alan Margerison, Chief Executive Officer, discussed the company's growth strategies and its ongoing merger and acquisition program, including Rex Tokyo Co Ltd with 2003 annual revenues of $28 million, during an interview with CEOcast on May 27, 2004. The direct link to the interview is available at www.ceocast.com under IA Global or IAO for seven to fourteen days.

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring companies that operate in the entertainment, media and technology areas. Through our 67% equity interest in Fan Club Entertainment Ltd., we provide advertising, merchandising, publishing, website and data management services to Cyberbred Ltd., which manages the fan club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We have developed an Internet acceleration product and service and market these products and services through our joint venture company, QuikCAT Australia, in the Australia and New Zealand markets. We also recently acquired a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan.

For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K, FORMS 10-Q AND OTHER FORMS AS FILED WITH THE SEC.